EXHIBIT 4.2

SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

MOTIVE COMMUNICATIONS, INC.

December 2, 2003

i

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of December 2, 2003, by and among Motive Communications, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor,” and the founders listed on Schedule B hereto, each of which is herein referred to as a “Founder”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) have been issued (i) Series A Preferred Stock, par value $.001 per share, of the Company (“Series A Preferred Stock”) pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of June 6, 1997, (ii) Series B Preferred Stock, par value $.001 per share, of the Company (“Series B Preferred Stock”) pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of July 15, 1998, (iii) Series C Preferred Stock, par value $.001 per share, of the Company (“Series C Preferred Stock”) pursuant to that certain Series C Preferred Stock Purchase Agreement, dated as of June 24, 1999, (iv) Series D-1 Preferred Stock, par value $.001 per share, of the Company (“Series D-1 Preferred Stock”), Series D-2 Preferred Stock, par value $.001 per share, of the Company (“Series D-2 Preferred Stock”), and Series D-3 Preferred Stock, par value $.001 per share, of the Company (“Series D-3 Preferred Stock”) pursuant to that certain Agreement and Plan of Reorganization by and between the Company and Ventix Systems Inc., dated as of January 10, 2000, (v) Series E-1 Preferred Stock, par value $.001 per share, of the Company (“Series E-1 Preferred Stock”) and Series E-2 Preferred Stock, par value $.001 per share, of the Company (“Series E-2 Preferred Stock”) pursuant to that certain Asset Purchase Agreement by and between the Company and Question Technologies, Inc., dated as of August 15, 2001, as amended by the First Amendment to Asset Purchase Agreement, dated as of August 26, 2001, and (vi) Series F-1 Preferred Stock, par value $.001 per share, of the Company (“Series F-1 Preferred Stock”), Series F-2 Preferred Stock, par value $.001 per share, of the Company (“Series F-2 Preferred Stock”) and Series F-3 Preferred Stock, par value $.001 per share, of the Company (“Series F-3 Preferred Stock”) pursuant to that certain Agreement and Plan of Merger, dated as of November 6, 2002, by and among the Company, T-Bone Acquisition, Inc., a Texas corporation, and BroadJump, Inc., a Texas corporation;

WHEREAS, the Existing Investors possess certain registration rights, information rights and other rights pursuant to that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of March 17, 2003 (the “Prior Agreement”);

WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Prior Agreement as the Company intends to pursue an underwritten initial public offering (the “Offering”) of shares of Common Stock of the Company; and

WHEREAS, in connection with the potential Offering and the transactions related thereto, the Company and the Existing Investors desire to enter into this Agreement to amend and restate the Prior Agreement so as to modify the rights contained therein to be as set forth herein;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Registration Rights.    The Company covenants and agrees as follows:

1.1    Definitions.    For purposes of this Section 1:

(a)    The term “Act” means the Securities Act of 1933, as amended.

(b)    The term “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, is controlled by such Person. For the purposes of this definition, “control” (including, with correlative meaning, the term “controlled by”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c)    The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC (as defined below) that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)    The term “Holder” means any person owning or having the right to acquire Registrable Securities (as defined below) or any assignee thereof in accordance with Section 1.13 hereof.

(e)    The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)    The term “Person” means any individual, corporation, limited liability company, partnership, limited partnership, association, trust or any other entity or organization of any kind or character.

(g)    The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h)    The term “Registrable Securities” means (i) (A) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock (such Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock are collectively referred to herein as the “Series D Preferred Stock”), the Series E-1 Preferred Stock, the Series E-2 Preferred Stock (such Series E-1 Preferred Stock and Series E-2 Preferred Stock are collectively referred to herein as the “Series E Preferred

Stock”), the Series F-1 Preferred Stock, the Series F-2 Preferred Stock or the Series F-3 Preferred Stock (such Series F-1 Preferred Stock, Series F-2 Preferred Stock and Series F-3 Preferred Stock are collectively referred to herein as the “Series F Preferred Stock”), and (B) the Common Stock issuable or issued upon exercise of those certain Warrants to Purchase Shares issued in connection with the Unit Purchase Agreement, dated on or about October 11, 2002, (ii) the shares of Common Stock issued to the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned individuals shall not be deemed Holders for the purposes of Sections 1.2, 1.12, 1.15 and 3.7 (other than the proviso in Section 3.7), and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(i)    The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(j)    The term “SEC” shall mean the Securities and Exchange Commission.

1.2    Request for Registration.

(a)    If the Company shall receive a written request from the Holders of two-thirds of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15,000,000), then the Company shall:

(i)	within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii)	effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

(b)    If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable

Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)    Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d)    In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)	After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)	Within twelve (12) months of the effective date of a registration statement filed pursuant to this Section 1.2; or

(iii)	During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, (A) a registration statement filed pursuant to Section 1.3 or Section 1.12 hereof or (B) the first registration statement by the Company that covers Common Stock to be sold on its behalf to the public in an underwritten public offering; provided that in both cases the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

1.3    Company Registration.    If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than the (a) first registration effected by the Company that covers Common Stock to be sold on its behalf to the public in an underwritten public offering, (b) a registration relating solely to the sale of securities to participants in a Company stock plan, (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4    Obligations of the Company.    Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c)    Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.5    Furnish Information.

(a)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b)    The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

1.6    Expenses of Demand Registration.    All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2. All other expenses of any registration proceeding pursuant to Section 1.2, including the expenses of counsel for the selling Holders, shall be borne pro-rata by the selling Holders.

1.7    Expenses of Company Registration.    The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, and printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of counsel for the selling Holders.

1.8    Underwriting Requirements.    In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any Holder’s securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right granted in Section 1.2 or a registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)    To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)    If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11    Reports Under Securities Exchange Act of 1934.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12    Form S-3 Registration.    In case the Company shall receive a written request from the Holders of twenty-five percent (25%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12, or if the Company has already effected a total of three (3) registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the

Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.13    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 750,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or of an LLC who are members of such LLC shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.14    “Market Stand-Off” Agreement Rights.    Each Holder hereby agrees that, during the period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act, it shall not directly or indirectly sell, pledge, offer to sell, contract to sell (including, without limitation, any short sale), purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, enter into any swap agreement or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period or any Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock held by it at any time during such period except for transactions relating to shares of Common Stock or other securities acquired in open market transactions after the effective date of the registration statement; provided, however, that:

(a)    such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b)    such market stand-off time period shall not exceed one hundred eighty (180) days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

If:

(i)    during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(ii)    prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

1.15    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2

1.16    Termination of Registration Rights.    No Holder shall be entitled to exercise any right provided for in this Section 1 after (a) four (4) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or, (b) as to any Holder, such earlier time at which all Registrable Securities held by such Holder can be sold without registration in compliance with and without regard to the volume limitations of Rule 144 of the Act.

2.    Covenants of the Company.

2.1    Delivery of Financial Statements. The Company shall deliver to each Investor and Founder:

(a)    so long as such Investor or Founder holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)    so long as such Investor or Founder holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter;

(c)    so long as such Investor or Founder holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(d)    so long as such Investor or Founder holds at least 150,000 shares of Registrable Securities, as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows, for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e)    with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

2.2    Inspection.    So long as an Investor holds at least 150,000 shares of Registrable Securities, the Company shall permit such Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3    Termination of Information and Inspection Covenants.    The covenants set forth in Section 2.1 and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.4    Key-Man Insurance.    The Company shall maintain in full force and effect term life insurance in the amount of $2,000,000 on the life of Scott L. Harmon, and such other officers of the Company and in such amounts as the Board of Directors deems necessary, with proceeds payable to the Company until such time as the Board of Directors determines that such insurance should be discontinued.

2.5    Right of First Offer.    Subject to the terms and conditions specified in this paragraph 2.5, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2, a Major Investor shall mean any Investor that holds 150,000 shares of Registrable Securities, (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). A Major Investor includes any partners, LLC members and affiliates of a Major Investor and a Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any shares of any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)    The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)    By written notification received by the Company, within twenty (20) calendar days after delivery of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exercise and exchange of all then convertible, exercisable or exchangeable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after delivery of notification of such information to the Fully Exercising Investors, each Fully Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock then held, by such Fully Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of such Preferred Stock then held, by all Fully Exercising Investors who wish to purchase some of the unsubscribed shares.

(c)    If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the sixty (60) day period following the expiration of the ten-day or twenty-day period provided in subsection 2.5(b) hereof, as the case may be, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if the transaction contemplated by such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)    The right of first offer in this paragraph 2.5 shall not be applicable (i) to the issuance or sale of not more than 30,017,638 shares of Common Stock (or options therefor) (or such other number as is unanimously agreed by the Company’s Board of Directors) to employees or directors of or consultants to the Company for the primary purpose of soliciting or retaining their services; provided that any shares so issued or sold shall, to the extent vested, be subject to rights of first refusal in favor of the Company and its assignees so long as no shares of the Company are sold in an offering registered under the Act, (ii) to or after consummation of a public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or SB-2 or any comparable successor form then in effect, at an offering price of at least $5.53 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $25,000,000 in the aggregate, (iii) to or after consummation of a public offering of shares of Common Stock on or before May 31, 2004, registered under the Act pursuant to a registration statement on Form S-1 or SB-2 or any comparable successor form then in effect, at an offering price of at least $2.75 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $25,000,000 in the aggregate, (iv) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities, (v) the issuance of securities with the approval of at least seventy-five percent (75%) of the members of the Company’s Board of Directors in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (vi) the issuance of stock, warrants or other securities or rights to persons (including, without limitation, employees, consultants, directors and vendors of the Company) or entities with which the Company has business and/or consulting relationships, provided such issuances are for other than primarily equity financing purposes.

2.6    Assignments of Rights of First Refusal.    So long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are outstanding, the Company agrees that, as a condition to issuing any shares of Common Stock to any employee or director of the Company under the Company’s 1997 Stock Option/Stock Issuance Plan, or any successor or subsequent stock option or stock purchase plan adopted by the Company (each a “Plan”), such employee or director shall be required to enter into an agreement with the Company which shall provide the Company, or any assignee or assignees of the Company, with a right of first refusal to purchase any shares which such employee or director has acquired a vested interest in and which such employee or director proposes to sell to a person other than the Company. The Company further covenants and agrees that, in the event (i) an employee or director who has vested in shares purchased under a Plan proposes to sell such shares to a person other than the Company, (ii) the Company has not sold shares of the Company’s capital stock in an offering registered under the Act and (iii) the Company has determined not to elect to exercise its right of first refusal to purchase all of the vested shares that are proposed to be sold by such employee or director (such balance of the shares not elected to be purchased by the Company being the “Available Shares”), then the Company agrees that it shall assign its right of first refusal to purchase the Available Shares to the Major Investors by notice to the Major Investors made at least three (3) business days prior to the expiration of the Company’s right of first refusal, and each Major Investor shall thereafter have the right to elect to exercise such right of first refusal to purchase its proportionate share of the Available Shares based on the number of shares of Registrable Securities then held by such Major Investor bears to the aggregate number of shares of Registrable Securities then held by all Major Investors. The exercise of such right of first refusal by the Major Investors shall be made subject to and in compliance with the terms applicable to the right of first refusal in favor of the Company as set forth in the applicable agreements used under the Plan. Notwithstanding the foregoing, shares of Common Stock held by the Founders shall be subject to that certain Fifth Amended and Restated Right of First Refusal Agreement, dated as of the date hereof, and not the provisions of this Section 2.6.

2.7    Right to Participate in Initial Public Offering.    Subject to the terms and conditions specified in this Section 2.7, the Company hereby grants to each Major Investor other than holders of the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock and entities affiliated with Austin Ventures, SSM Ventures and Accel Partners (the “IPO Major Investors”) a right to purchase shares of Common Stock in the Company’s first public offering of shares of its Common Stock registered under the Act pursuant to a registration statement on Form S-1 or Form SB-2 (the “Initial Offering”).

In connection with the Initial Offering, the Company shall use all reasonable efforts to require that its underwriter make an offering of the shares of its Common Stock to be sold in such offering (excluding any shares sold in any over-allotment option) (the “IPO Shares”) to each IPO Major Investor in accordance with the following provisions:

(a)    The Company shall deliver a notice in accordance with Section 3.5 (“IPO Notice”) to the IPO Major Investors stating (i) its bona fide intention to consummate the Initial Offering, (ii) the number of IPO Shares proposed to be offered, and (iii) the proposed price range upon which the IPO Shares will be offered. The difference from the high end of such price range and the low end of such price range shall not exceed $3.00. In the event of a change in the price range, the Company shall promptly deliver notice to each IPO Major Investor of such change (the “Price Change Notice”).

(b)    By written notification received by the Company, within ten (10) calendar days after receipt of the IPO Notice, (i) entities affiliated with Attractor LP, Attractor Institutional LP and Attractor Ventures LLC (collectively, “Attractor”) may elect to purchase, at the gross price per share negotiated by the Company with the underwriters as reflected on the final prospectus (the “Gross IPO Price Per Share”), up to an aggregate of 2.5% of such IPO Shares and (ii) each IPO Major Investor may elect to purchase, at the Gross IPO Price Per Share, up to that portion of such IPO Shares that equals the product of 4.5% of the total number of IPO Shares multiplied by the proportion that the number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock then held, by such IPO Major Investor bears to the total number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock then held, by all IPO Major Investors (such Investor’s “IPO Pro-Rata Share”).

(c)    The Company shall promptly, in writing, inform each IPO Major Investor that elects to purchase its IPO Pro-Rata Share (a “Fully-Exercising IPO Investor”) of any other IPO Major Investor’s failure to do likewise. During the five (5) day period commencing after such information is given, each Fully-Exercising IPO Investor may elect to purchase that portion of the IPO Shares for which IPO Major Investors were entitled to subscribe but which were not subscribed for by the IPO Major Investors (the “Unsubscribed IPO Shares”) that is equal to the proportion that the number of shares of Common Stock of the Company issued and held, or issuable upon conversion of Series B Preferred Stock or Series C Preferred Stock then held, by such Fully-Exercising IPO Investor bears to the total number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series B Preferred Stock or Series C Preferred Stock then held, by all Fully-Exercising IPO Investors who wish to purchase any of the Unsubscribed IPO Shares. Notwithstanding the foregoing, no Fully-Exercising IPO Investor shall have rights to purchase Unsubscribed IPO Shares in the event that (i) the Company’s underwriters request that such Fully-Exercising IPO Investor waive its right to purchase Unsubscribed IPO Shares pursuant to subsection 2.7(c) and (ii) such Fully-Exercising IPO Investor agrees to waive its right to purchase Unsubscribed IPO Shares pursuant to subsection 2.7(c).

(d)    The rights set forth in this Section 2.7 shall only be applicable to the Initial Offering. The right of each IPO Major Investor to purchase its IPO Pro-Rata Share pursuant to subsection 2.7(b) may only be waived with respect to a given IPO Major Investor by such IPO Major Investor.

(e)    By written notification received by the Company within twenty-four hours after delivery of the Price Change Notice (or such shorter period of time as may be requested by the Company or the Company’s underwriters, such period of time to be no shorter than four hours), an IPO Major Investor may elect to increase or decrease the number of IPO Shares for which such IPO Major Investor had elected to purchase; provided however, the total number of IPO Shares available for purchase by the IPO Major Investors shall not exceed seven percent (7%) of the IPO Shares. Any IPO Shares that become available for purchase by IPO Major Investors pursuant to this Section 2.7(e) shall be allocated among the Fully—Exercising IPO Investors in accordance with the provisions of Section 2.7(c).

(f)    Notwithstanding the foregoing, the underwriter of the Initial Offering, if any, shall be entitled to reduce the number of IPO Shares to be offered to the IPO Major Investors to the extent deemed necessary in the underwriter’s reasonable judgment (i) to ensure the success of the Initial Offering for reasons set forth in writing no less than one week prior to the anticipated effective date of the registration statement covering such Initial Offering, or (ii) to comply with applicable rules and regulations for reasons set forth in writing no less than one day prior to the anticipated effective date of the registration statement covering such Initial Offering. If the number of IPO Shares is reduced, such reduction shall be made pro rata among the IPO Major Investors proportionate to the amount the IPO Major Investors would otherwise be entitled to receive under subsection 2.7(b) above.

2.8    Voting Provisions.

(a)    The Investors and Founders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date of this Agreement and any and all other securities of the Company legally or beneficially held or acquired by each of the Stockholders after the date of this Agreement (collectively referred to in this Agreement as the “Covered Shares”) subject to, and to vote the Covered Shares in accordance with, the provisions of this Agreement.

(b)    Board of Directors.

(i)	Number. From and after the date of this Agreement, each of the Investors and Founders shall vote all Covered Shares, and shall take all other necessary or desirable actions within his, her, or its control (whether in his, her, or its capacity as a stockholder, director, or officer of the Company or otherwise), including without limitation calling meetings, attending meetings, executing a proxy to vote at any meeting and executing written consents, in order to ensure that the size of the Board of Directors (the “Board”) shall be set at eight and to cause the election to the Board of:

(1)	Series A Directors. Two representatives designated by the Holders of a majority of the shares of Series A Preferred Stock (the “Series A Directors”), who shall initially be Eric L. Jones and John D. Thornton;

(2)	Existing Common Directors. Two representatives designated by the Holders of a majority of the shares of Common Stock of the Company held by the Founders (other than the Founders (the “Other Founders”) that were issued Common Stock of the Company as a result of the merger of T-Bone Acquisition, Inc. with and into Target) and their respective Affiliates (the “Existing Common Directors” and, together with the Series A Directors, the “Existing Motive Directors”), who shall initially be Scott L. Harmon and Michael J. Maples, Sr.;

(3)	Target Preferred Director. Onerepresentative designated by the Holders of a majority of the shares of Series F Preferred Stock (other than the Holders of Series F Preferred Stock that held Registrable Securities of the Company immediately prior to the merger of T-Bone Acquisition, Inc. with and into Target) (the “Target Preferred Director”), who shall be appointed from time to time;

(4)	Target Common Director. One representative designated by the Holders of a majority of the shares of Common Stock of the Company held by the Other Founders and their respective Affiliates (the “Target Common Director” and, together with the Target Preferred Director, the “Target Directors”), who shall initially be Kip McClanahan;

(5)	Other Directors. Two representatives (the “Other Directors”) jointly designated by the consent of (i) a majority of the Existing Motive Directors and (ii) a majority of the Target Directors, who shall be appointed from time to time.

(ii)	Removal. A representative designated as provided in Section 2.8(b)(i) above may be removed during his or her term of office, with or without cause, only by the persons authorized to designate such representative.

(iii)	Vacancies. If any representative designated as provided in Section 2.8(b)(i) above for any reason ceases to serve as a member of the Board during his or her term of office, the parties to this Agreement shall cause the resulting vacancy to be filled by a representative designated as provided above by the respective person or persons entitled to designate such representative.

(iv)	Compensation Committee. The Board shall establish and maintain a compensation committee comprised of the Target Preferred Director and any other members of the Board appointed by the Board. The compensation committee of the Board shall determine the salaries, bonuses, and other compensation and benefits of officers and key employees of the Company and its Subsidiaries, and shall administer any stock option, incentive, or compensation plans or arrangements. The Company may create such other committees as it deems appropriate or necessary by the affirmative vote of a majority of the entire Board.

(c)    Termination.    The provisions of this Section 2.8 shall terminate and be of no further force or effect upon the automatic conversion of all shares of Preferred Stock of the Company into shares of Common Stock pursuant to Article IV.B.4(b)(i) or (ii) of the Restated Certificate of Incorporation.

(d)    Amendments; Waivers.    Any term of this Section 2.8 may be amended and the observance of any term of this Section 2.8 may be waived (either generally or in a particular instance and either retroactively or prospectively), only in accordance with Section 3.7; provided, that any amendment or waiver that would have the effect of reducing or eliminating the right of any person or group to designate a director, such amendment or waiver shall also require the written consent such person or group; provided, further, that any amendment or waiver of this Section 2.8(d) shall also require the unanimous consent of each member of the Board. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

(e)    Legends on Stock Certificates. The certificates representing Covered Shares shall bear the following legend (together with any other legends required by separate agreement and applicable laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING LIMITATIONS AND RESTRICTIONS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY, THE HOLDER HEREOF, AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

The Company agrees that, during the term of this Agreement, it shall not remove, and it shall not permit to be removed (upon registration of transfer, reissuance, or otherwise), the above legend from any such certificate and shall place or cause to be placed such legend on any new certificate issued to represent Covered Shares.

3.    Miscellaneous.

3.1    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.3    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

3.6    Expenses.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) and a party may be added, only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding or issuable; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of any party under this Agreement in a different manner than the other parties, such amendment or waiver shall also require the written consent of the Holders of seventy-five percent (75%) of the Common Stock or Registrable Securities held by such affected parties. Any amendment, waiver or addition of a party effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

3.8    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9    Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For the purposes of this Agreement, the term “affiliated” shall include entities under common investment management.

3.10    Entire Agreement.    This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement supersedes the Prior Agreement in its entirety.

3.11    Further Assurances.    Each party agrees, without necessity of further consideration, to execute and deliver any and all such further documents and take any and all such actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transaction contemplated herein.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MOTIVE COMMUNICATIONS, INC.

By:    /s/    Scott L. Harmon

        Scott L. Harmon

        President

Address:    12515 Research Boulevard

                    Building 5

                    Austin, Texas 78759

                    (512) 339-8335

                    (512) 339-9040-fax

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ATTRACTOR LP

By:  Attractor Ventures, LLC,

        its General Partner

By:

        Gigi Brisson, its

ATTRACTOR VENTURES, LLC

By:  Attractor Ventures, LLC,

        its General Partner

By:

        Gigi Brisson, its

ATTRACTOR INSTITUTIONAL LP

By:  Attractor Ventures, LLC,

        its General Partner

By:

        Gigi Brisson, its

ATTRACTOR QP LP

By:  Attractor Ventures, LLC,

        its General Partner

By:

        Gigi Brisson, its

Address:    1440 Chapin Ave., Suite 201

                    Burlingame, California 94010

with a copy to:

                    Rick Cohen

                    Buchalter, Nemer, Fields & Young, P.C.

                    601 Figueroa Street, Suite 2400

                    Los Angeles, California 90017

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

AUSTIN VENTURES V, L.P.

By:  AV Partners V, L.P.,

        its General Partner

By: /s/ John Thornton

        John Thornton

AUSTIN VENTURES V AFFILIATES

FUND, L.P.

By:  AV Partners V, L.P.

        Its General Partner

By: /s/ John Thornton

        John Thornton

AUSTIN VENTURES VII, L.P.

By:  AV Partners VII, L.P.,

        its General Partner

By: /s/ John Thornton

        John Thornton

Address:     Attn: John Thornton

                    300 West 6th Street, Ste. 2300

                    Austin, Texas 78701-3902

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

AUSTIN VENTURES VI, L.P.

By:  AV Partners VI, L.P.,

        its General Partner

By: /s/ John Thornton

        John Thornton

AUSTIN VENTURES VI AFFILIATES FUND,

L.P.

By:  AV Partners VI, L.P.,

        its General Partner

By: /s/ John Thornton

        John Thornton

Address:     Attn: John Thornton

                    300 West 6th Street, Ste. 2300

                    Austin, Texas 78701-3902

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SSM I, L.P.

General Partner of SSM Venture Partners, L.P.

By:  SSM Corporation,

        its General Partner

By: /s/ William F. Harrison

Print Name: William F. Harrison

Title: Vice-President

Address:     110 Wild Basin Road, Suite 280

                    Austin, Texas 78750

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ACCEL V L.P.

By:  Accel V Associates L.L.C.,

        its General Partner

By: /s/ Tracy Sedlock

        Attorney-In-Fact

ACCEL INTERNET/STRATEGIC TECHNOLOGY

FUND L.P.

By:  Accel Internet/Strategic Technology Fund

        Associates L.L.C.,

        its General Partner

By: /s/ Tracy Sedlock

        Attorney-In-Fact

ACCEL KEIRETSU V L.P.

By:  Accel Keiretsu V Associates L.L.C.,

        its General Partner

By: /s/ Tracy Sedlock

        Attorney-In-Fact

ACCEL INVESTORS ‘97 L.P.

By: /s/ Tracy Sedlock

        Attorney-In-Fact

ACCEL VII, L.P.

By:  Accel VII Associates L.L.C.,

        its General Partner

By: /s/ Tracy Sedlock

        Attorney-In-Fact

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ACCEL INTERNET FUND III L.P.

By:  Accel Internet Fund III Associates L.L.C.,

        its General Partner

By: /s/ Tracy Sedlock

        Attorney-In-Fact

ACCEL INVESTORS ‘99 L.P.

By: /s/ Tracy Sedlock

        Attorney-In-Fact

ELLMORE C. PATTERSON PARTNERS

By: /s/ Arthur Patterson

        Arthur C. Patterson

        General Partner

Address:     Richard Zamboldi

                    Accel Partners

                    428 University Avenue

                    Palo Alto, California 94301

with a copy to:

                    G. Carter Sednaoui

                    Accel Partners

                    One Palmer Square

                    Princeton, New Jersey 08542

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

PALANTIR ASSOCIATES, LLC

By: /s/ Glenn Doshay

        Glenn Doshay

Address:     Palantir Associates, LLC

                    6279 Via Campo Verde

                    Rancho Santa Fe, California 92067

with copies to:

                    Doug Hammer

                    Shartis, Friese & Ginsburg

                    One Maritime Plaza, 18th Floor

                    San Francisco, California 94111

                    (415) 249-1572

                    Tom Sullivan

                    Citicorp Center

                    153 East 53rd Street

                    New York, New York 10022

                    (212) 292-6764

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

PIPER JAFFRAY TECHNOLOGY CAPITAL

SBIC, L.P.

By:  Piper Venture Capital, Inc.,

        its General Partner

By: /s/ Maureen Harder

Print Name: Maureen Harder

Title: Managing Director

Address:     Attn: Maureen Harder

                    800 Nicollet Mall, J1012232

                    Minneapolis, Minnesota 55402

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THE FABBIO FAMILY LIMITED PARTNERSHIP

By:  Fabbio Management, LLC,

        its General Partner

By: /s/ Robert A. Fabbio

        Robert A. Fabbio, Manager

Address:     Vieo, Inc.

                    12401 Research Blvd.

                    Austin, Texas 78759

/s/ Robert A. Fabbio

Robert Fabbio

Address:     Vieo, Inc.

                    12401 Research Blvd.

                    Austin, Texas 78759

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

GLOBAL EXCHANGE SERVICES HOLDINGS, INC.

By: /s/ Jeff McCroskey

Print Name: Jeff McCroskey

Title: Sr. V.P. Business Development

Address:     Attn: David Goldberg

                    100 Edison Park Drive

                    Gaithersburg, MD 20878

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

VIGNETTE CORPORATION

By: /s/ Charles Sansbury

Print Name: Charles Sansbury

Title:

Address:     c/o Charles Sansbury

                    1601 S. Mopac Expressway

                    Austin, Texas 78746

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TECHXAS FUND IIQ, L.P.

By:  Techxas Ventures II, L.P.,

        Its General Partner

By:  Techxas Ventures, L.L.C.,

        Its General Partner

By: /s/ Michael P. La Vigna

        Michael La Vigna

        Manager

TECHXAS FUND IIA, L.P.

By:  Techxas Ventures II, L.P.,

        Its General Partner

By:  Techxas Ventures, L.L.C.,

        Its General Partner

By: /s/ Michael P. La Vigna

        Michael La Vigna

        Manager

TECHXAS FUND v1.0, L.P.

By:  Techxas Ventures, L.L.C.,

        Its General Partner

By: /s/ Michael P. La Vigna

        Michael La Vigna

        Manager

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TECHXAS II AFFILIATES FUND, L.P.

By:  Techxas Ventures, L.L.C.,

        Its General Partner

By: /s/ Michael P. La Vigna

        Michael La Vigna

        Manager

Address:     500 Plaza on the Lake, Suite 275

                    Austin, Texas 78746

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

BJMP PARTNERS I, LLC

By: /s/ Adam Winnick

Print Name: Adam Winnick

Title: Managing Member

Address:     1900 Avenue of the Stars

                    Suite 2701

                    Los Angeles, CA 90067

                    Attn: Adam Winnick

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/ John McHale

John McHale

Address:     7501B N. Cap. of Texas Highway

                    Austin, TX 78731

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

VINSON & ELKINS L.L.P.

By: /s/ William Volk

Print Name: William R. Volk

Title: Partner

Address:     2801 Via Fortuna, Suite 100

                    Austin, Texas 78746

                    Attn: William R. Volk

                    Fax: (512) 236-3450

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

MACARTHUR FOUNDATION

By:    /s/    Susan E. Manske

Print Name: Susan E. Manske

Title: Vice President/Chief Investment Officer

Address:     Attn: Joshua Mintz

                    140 South Dearborn Street, Suite 1100

                    Chicago, Illinois 60603-5285

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

BELLSOUTH CORPORATION

By: /s/ Bradley Greene

        Bradley O. Greene

        Executive Director – Corporate Development

Address:     1155 Peachtree Street N.W.

                    Suite 1929

                    Atlanta, GA 30309-3610

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

ABS EMPLOYEES’ VENTURE FUND LIMITED PARTNERSHIP

By:	Alex. Brown Investments Inc. General Partner
By:	/s/ FRED C. C. CROZIER
Fred C. C. Crozier
Address:	One South Street
Baltimore, MD 21202
Attn: Steven Lane
Mail Stop BAL01-1206

CHARLES RIVER FRIENDS X-C LLC

By:	Charles River Friends, Inc., its Manager
By:	/s/ TED R. DINTERSMITh
Print Name: Ted R. Dintersmith
Title: Authorized Officer

CHARLES RIVER FRIENDS X-B LLC

By:	Charles River Friends, Inc., its Manager
By:	/s/ TED R. DINTERSMITh
Print Name: Ted R. Dintersmith
Title: Authorized Officer

CHARLES RIVER PARTNERSHIP X, A LIMITED PARTNERSHIP

By:	Charles River X GP LLC,
its General Partner
By:	/s/ TED R. DINTERSMITH
Print Name: Ted R. Dintersmith
Title: Authorized Officer

CHARLES RIVER PARTNERSHIP X-A, LP

By:	Charles River X GP LLC,
its General Partner
By:	/s/ TED R. DINTERSMITH
Print Name: Ted R. Dintersmith
Title: Authorized Officer
Address:	Attn: Joe Pignato
1000 Winter St.
Suite 3300
Waltham, MA 02451

FOUNDERS:

/s/    Scott L. Harmon

Scott L. Harmon

SLH HOLDINGS, LTD.

By:    /s/    Scott L. Harmon

        Scott L. Harmon

        General Partner

/s/    Michael J. Maples, Jr.

Michael J. Maples, Jr.

MJMJR, LTD.

By:    /s/    Michael J. Maples, Jr.

        Michael J. Maples, Jr.

        General Partner

/s/    Scott R. Abel

Scott R. Abel

MIKO VENTURES, LTD.

By:    /s/    Scott R. Abel

        Scott R. Abel

        General Partner

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/    Kip McClanahan

Kip McClanhan

THE MCCLANAHAN 2001 ANNUITY TRUST

By:    /s/    Kenny Van Zant

Kenny Van Zant

Trustee

THE MCCLANAHAN 2001 FAMILY TRUST

By:    /s/    Kenny Van Zant

        Kenny Van Zant

        Trustee

/s/    Kenny Van Zant

Kenny Van Zant

THE VAN ZANT 2001 ANNUITY TRUST

By:    /s/    Kenny Van Zant

        Kenny Van Zant

        Trustee

THE VAN ZANT 2001 FAMILY TRUST

By:    /s/    Kenny Van Zant

        Kenny Van Zant

        Trustee

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

/s/    James Crow

James Crow

BRIAN & ELIZABETH VETTER EXEMPT

DESCENDANTS TRUST

By:    /s/    Brian Vetter

Name: Brian Vetter

Title: Trustee

BRIAN VETTER 2000 EXEMPT TRUST

By:    /s/    Brian Vetter

        Brian Vetter

        Trustee

ELIZABETH VETTER 2000 EXEMPT TRUST

By:    /s/    Elizabeth Vetter

        Elizabeth Vetter

        Trustee

SIGNATURE PAGE TO MOTIVE COMMUNICATIONS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Schedule A

Schedule of Investors

Name and Address

Attractor LP

Attractor Ventures, LLC

Attractor Institutional LP

Attractor QP LP

Attn: Gigi Brisson

1440 Chapin Avenue, Suite 201

Burlingame, California 94010

with a copy to:

Rick Cohen

Buchalter, Nemer, Fields & Young, P.C.

601 Figueroa Street, Suite 2400

Los Angeles, California 90017

MacArthur Foundation

Attn. Joshua Mintz

140 South Dearborn Street, Suite 1100

Chicago, Illinois 60603-5285

Austin Ventures V, L.P.

Austin Ventures VII, L.P.

Austin Ventures V Affiliates Fund, L.P.

Austin Ventures VI, L.P.

Austin	Ventures VI Affiliates Fund, L.P.

Attn: Joseph C. Aragona

300 West 6th Street, Ste. 2300

Austin, Texas 78701-3902

Brian Goffman

c/o Austin Ventures

300 West 6th Street, Suite 2300

Austin, Texas 78701-3902

Silverton Partners

c/o Austin Ventures

300 West 6th Street, Suite 2300

Austin, Texas 78701-3902

Attn. William Wood

Name and Address

SSM I, L.P.

c/o SSM Corporation

Attn: Bill Harrison

110 Wild Basin Road, Suite 280

Austin, Texas 78750

Accel V L.P.

Accel Internet/Strategic Technology Fund L.P.

Accel Keiretsu V L.P.

Accel Investors ‘97 L.P.

Accel VII, L.P.

Accel Internet Fund III L.P.

Accel Investors ‘99 L.P.

Ellmore C. Patterson Partners

c/o Mr. Rich Zamboldi

Accel Partners

428 University Avenue

Palo Alto, California 94301

with a copy to:

G. Carter Sednaoui

Accel Partners

One Palmer Square

Princeton, New Jersey 08542

Douglas McNary

c/o Motive Communications, Inc.

12515 Research Boulevard, Building 5

Austin, Texas 78759

John T. Galligan

1 Eagle Court

Greenland, NH 03840-2336

Charles Schwab & Co. Inc. FBO John T. Galligan IRA

c/o Charles Schwab & Co. Inc.

Attn. Securities Deposits

101 Montgomery Street

San Francisco, California 94104

Name and Address

Palantir Associates, LLC

Attn: Glenn Doshay

6279 Via Campo Verde

Rancho Santa Fe, California 92067

with copies to:

Doug Hammer

Shartis Friese & Ginsburg

One Maritime Plaza, 18th Floor

San Francisco, California 94111

and

Tim Sullivan

Citicorp Center

153 East 53rd Street

New York, New York 10022

Pivotal Partners, L.P.

Attn: Christopher Lord

c/o Criterion

One Maritime Plaza, Suite 1460

San Francisco, CA 94111-3162

Hambrecht and Quist California

Hambrecht & Quist Employee Venture Fund, L.P. II

H & Q Motive Communications Investors, LLC

Attn: Bridget Storm

c/o JP Morgan

560 Mission Street, 10th Floor

San Francisco, CA 94105

Name and Address

Access Technology Partners, L.P.

Access Technology Partners Brokers Fund, LP

Attn: Bridget Storm

c/o JP Morgan

560 Mission Street, 10th Floor

San Francisco, CA 94105

Dell USA, L.P.

c/o Dell Computer Corporation

Attn: Maggie Dolan

One Dell Way, Building One

Round Rock, Texas 78682

with a copy to:

William Volk

Vinson & Elkins L.L.P.

2801 Via Fortuna, Ste. 100

Austin, Texas 78746

(512) 236-3450

ABS Employees’ Venture Fund Limited Partnership

Attn: Shawn McMenimen

c/o Investors Bank & Trust

200 Clarendon Street, MS FFT063

Boston, MA 02116

BT Investment Partners, Inc.

345 Park Avenue, 16th Floor

New York, NY 10154-0010

Intel Corporation

Attn: Andrew Fligel

2200 Mission College Boulevard, MS 524-203

Santa Clara, California 95052

Piper Jaffray Technology Capital SBIC, L.P.

Attn: Maureen Harder

800 Nicollet Mall, J1012232

Minneapolis, Minnesota 55402

Name and Address

Standby Fund 1998

Attn: Paul D. Grangaard

c/o Piper Jaffray

800 Nicollet Mall

Minneapolis, Minnesota 55402

Kent Adams

c/o Piper Jaffray

800 Nicollet Mall

Minneapolis, Minnesota 55402

William Benjamin

c/o Piper Jaffray

800 Nicollet Mall

Minneapolis, Minnesota 55402

Kyle Crowe

c/o Piper Jaffray

800 Nicollet Mall

Minneapolis, Minnesota 55402

TL Ventures III, L.P.

TL Ventures III Offshore L.P.

TL Ventures III Interfund L.P.

Attn: Mr. Mark J. DeNino

700 Building

435 Devon Park Drive

Wayne, PA 19087-1990

The Fabbio Family Limited Partnership

Attn: Mr. Robert Fabbio

Vieo, Inc.

12401 Research Blvd.

Austin, Texas 78759

Robert Fabbio, Individually

Vieo, Inc.

12401 Research Blvd.

Austin, Texas 78759

Gerald H. Weghorst

10020 Circleview Drive

Austin, Texas 78735

Name and Address

David Sikora

2314 Island Wood Road

Austin, Texas 78733

GE Capital Equity Investments, Inc.

Attn: Brian P Keil

120 Long Ridge Road

Stamford, CT 06927

Global Exchange Services Holdings, Inc.

Attn: David Goldberg

100 Edison Park Drive

Gaithersburg, MD 20878

Vignette Corporation

Attn: Charles Sansbury

1601 S. Mopac Expressway

Austin, Texas 78746

Charles River X-C LLC

Charles River X-B LLC

Charles River Partnership X-A, A Limited Partnership

Charles River Partnership X, LP

Attn: Joe Pignato

1000 Winter St.

Waltham, MA 02451

Techxas Fund IIQ, L.P.

Techxas Fund IIA, L.P.

Techxas Fund v1.0, L.P.

Techxas II Affiliates Fund, L.P

500 Plaza on the Lake, Suite 275

Austin, Texas 78746

BJMP Partners I, LLC

Attn: Adam Winnick

1900 Avenue of the Stars, Suite 2710

Los Angeles, CA 90067

Name and Address

Vortex Partners BDJ, LP

2626 Cole Avenue, Suite 710

Dallas, Texas 75204

John McHale

7501B North Capital of Texas Hwy

Austin, Texas 78731

Paul Zito

111 Congress Avenue, Suite 3000

Austin, Texas 78701

Donald R. Anselmo

1464 East Amberwood Drive

Phoenix, Arizona 85048

James A. Johnson

5909 Long Court

Austin, Texas 78730

Kent A. Savage

54 St. Stephens School Rd.

Austin, Texas 78746

John Becker

W 1958 Pastime Lane

East Troy, Wisconsin 53120

David L. Heys

3201 Winding Creek Cove

Austin, Texas 78735

Shelby Carter

2301 Island Wood Road

Austin, Texas 78733-2117

James Goetz

200 Forrester Road

Los Gatos, California 95032

Michael O’Rourke

2908 Sparkling Brook Lane

Austin, Texas 78746

Name and Address

Nuevo Private Equities, L.P.

111 Congress Avenue, Suite 3000

Austin, Texas 78701

LLG, LLP

700 Louisiana Street, Suite 2610

Houston, Texas 77002

Scanlon Family Partnership

Scanlon Limited Partnership

30 Riderwood Road

North Barrington, Illinois 60010

JMM PHLP, LTD.

609 Castle Ridge Road, Suite 215

Austin, Texas 78746

G&H Partners, L.P.

155 Constitution Drive

Menlo Park, California 94025

Vinson & Elkins, L.L.P.

2801 Via Fortuna, Suite 100

Austin, Texas 78746

Attn: William R. Volk

Fax: (512) 236-3450

SBC Venture Capital Corporation

175 East Houston, Room 11-E-10

San Antonio, Texas 78205

BellSouth Corporation

1155 Peachtree Street N.W., Suite 1929

Atlanta, Georgia 30309-3610

Name and Address

Patrick D. Motola 1999 Exempt Trust

Patrick Motola 1999 Exempt Trust

Nancy Elizabeth Motola 1999 Exempt Trust

Patrick D. Motola

Nancy E. Motola

c/o Motive Communications, Inc.

12515 Research Blvd., Building 5

Austin, Texas 78759

Hanzlik Family Limited Partnership

Nortel Networks Limited

Schedule B

Schedule of Founders

Scott L. Harmon

12515 Research Boulevard, Building 5

Austin, Texas 78759

Michael J. Maples, Jr.

12515 Research Boulevard, Building 5

Austin, Texas 78759

Scott R. Abel

12515 Research Boulevard, Building 5

Austin, Texas 78759

Brian J. Vetter

12515 Research Boulevard, Building 5

Austin, Texas 78759

Thomas W. Bereiter

12515 Research Boulevard, Building 5

Austin, Texas 78759

Kip McClanahan

12515 Research Boulevard, Building 5

Austin, Texas 78759

Kenny Van Zant

12515 Research Boulevard, Building 5

Austin, Texas 78759

Adam Chibib

12515 Research Boulevard, Building 5

Austin, Texas 78759

James Crow

12515 Research Boulevard, Building 5

Austin, Texas 78759

B-1